EXHIBIT 99.1

Hyperion Therapeutics Announces Fourth Quarter and Full Year 2014 Financial Results

UCD Product Portfolio Generates $113.6 Million for Fiscal Year 2014 and $30.8 Million in Net Sales During the Fourth Quarter of 2014

-- Company Generates $31 Million in Operating Cash Flows in 2014

-- Company to Host Conference Call Today at 4:30 p.m. ET (1:30 p.m. PT)

BRISBANE, Calif., Feb. 26, 2015 (GLOBE NEWSWIRE) -- Hyperion Therapeutics, Inc. (Nasdaq:HPTX) today reported net revenue of $30.8 million and $113.6 million during the fourth quarter and full year of 2014, respectively, from the sales of its two products for the treatment of urea cycle disorders (UCDs) RAVICTI® (glycerol phenylbutyrate) Oral Liquid and BUPHENYL® (sodium phenylbutyrate) Tablets and Powder. Adjusted net income for the fourth quarter 2014 was $10.3 million, or $0.47 per diluted share and adjusted net income for the full year of 2014 was $36.2 million, or $1.67 per diluted share. Hyperion ended the year with cash, cash equivalents and investments of $146.5 million.

"2014 was another momentous year of growth for us as we continued to make great inroads toward increasing the number of UCD patients treated with RAVICTI," said Donald J. Santel, president and chief executive officer. "We have delivered strong quarter over quarter financial results, and importantly, we have contributed to the body of knowledge regarding the optimal treatment of UCDs via publication of data from our clinical trials."

Santel added, "As 2015 progresses, we will further expand our base business by continuing our education efforts to patients and physicians to improve outcomes for UCD patients. We expect to receive a decision from the European Medicines Agency on our Marketing Authorization Application for RAVICTI by year-end, begin our Phase 3 clinical trial in hepatic encephalopathy in the second half of 2015, and finally, a continued priority for us is increasing shareholder value by broadening our pipeline."

Fourth Quarter 2014 Financial Results

Adjusted net income was $10.3 million, or $0.47 per diluted share for the three months ended December 31, 2014 compared with an adjusted net earnings of $4.1 million, or $0.19 per diluted share for the same period of 2013. Net income as measured under U.S. generally accepted accounting principles ("GAAP") was $7.1 million, or $0.32 earnings per diluted share for the three months ended December 31, 2014 compared with a net income of $0.5 million, or $0.02 earnings per diluted share for the same period of 2013. A reconciliation of adjusted net income (loss) to GAAP net income (loss) is provided in the accompanying table below entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)."

Revenue

During the three months ended December 31, 2014, Hyperion recognized net product revenue of $30.8 million from sales of RAVICTI and BUPHENYL, a 65% increase over the prior year quarter. Net product revenue for the period included $26.3 million in net product revenue from RAVICTI, a $12.0 million increase from fourth quarter 2013 RAVICTI sales of $14.3 million. The increase in the net product revenue for RAVICTI was primarily due to the following:

  A steady increase in the number of patients on RAVICTI since its initial commercialization in March 2013; and
  In the second quarter of 2014, Hyperion transitioned to the sell-in revenue recognition method from the sell-through method for RAVICTI. Under the sell-in method, revenue is recognized when RAVICTI is received by the specialty distributor, whereas under the sell-through method, revenue is recognized when the patient receives RAVICTI from the specialty pharmacies.

Net product revenue from BUPHENYL was $4.6 million for the three months ended December 31, 2014 compared with $4.5 million for the same period in 2013.

Net product revenue from RAVICTI and BUPHENYL for the three months ended December 31, 2014 was partially offset by $0.1 million of co-payment assistance, a program to reduce financial burden for patients for both RAVICTI and BUPHENYL.

Cost of Sales

Cost of sales for the three months ended December 31, 2014 was $3.8 million and consisted of RAVICTI product costs of $2.6 million and BUPHENYL product costs of $1.2 million. RAVICTI product costs included $2.1 million for royalty expenses payable under our restated collaboration agreement with Ucyclyd Pharma, Inc.

Operating Expenses

Adjusted operating expenses increased by $5.1 million to $17.1 million for the three months ended December 31, 2014 compared to $12.0 million for the three months ended December 31, 2013. On a GAAP basis, operating expenses were $20.2 million for the fourth quarter 2014 compared to $15.0 million for the same period in 2013.

Research and Development (R&D)

Adjusted R&D expenses increased by $3.1 million to $6.0 million for the three months ended December 31, 2014 compared to $2.9 million for the three months ended December 31, 2013. On a GAAP basis, R&D expenses were $6.4 million for the fourth quarter of 2014 compared to $3.1 million for the same period in 2013. The increase in R&D expenses over the prior year period was primarily due to an increase in employee-related costs, regulatory costs, clinical development costs related to the HE observational study and expenses incurred related to the completion of the ongoing DIA-AID 2 trial during the quarter.

Selling, General, and Administrative (SG&A)

Adjusted SG&A expenses increased by $1.9 million to $11.0 million for the three months ended December 31, 2014 compared to $9.1 million for the three months ended December 31, 2013. On a GAAP basis, SG&A expense was $12.7 million for the fourth quarter of 2014 compared to $10.1 million for the same period in 2013. The increase in expenses was primarily due to employee-related costs due to increased headcount and other commercial and administrative related infrastructure expenses.

Amortization of Intangible Asset

Amortization of intangible asset was $1.2 million for the three months ended December 31, 2014 and $1.7 million for the three months ended December 31, 2013. The amortization of intangible asset expense pertains to the amortization expense for the BUPHENYL product rights acquired as part of the BUPHENYL acquisition on May 31, 2013.

Interest income

Interest income for the three months ended December 31, 2014 was $0.1 million and primarily includes interest income on investments.

Interest expense

Interest expense was $0.3 million and $0.4 million for the three months ended December 31, 2014 and 2013, respectively and includes interest on our loans and amortization of debt discount.

Other income (expense), net

Other income (expense), net was $0.2 million expense for the three months ended December 31, 2014 and primarily includes amortization of discount on available-for-sale investments.

Cash and Cash Equivalents and Investments

As of December 31, 2014, Hyperion had cash and cash equivalents and investments of $146.5 million, an increase of $8.0 million from September 30, 2014.

2015 Financial Guidance Update

In 2015, Hyperion expects total net revenues to be in the range of $120 to $128 million, net of co-payment assistance. We anticipate total net revenues for RAVICTI to range from $107 to $113 million and BUPHENYL net revenues to range from $13 to $15 million. We anticipate 2015 adjusted operating expenses, which exclude stock compensation and amortization, to range from $78 to $90 million. 2015 non-cash amortization expense and stock-based compensation expenses are expected to be approximately $3 to $4 million and $11 to $12 million respectively.

Conference Call and Webcast

Hyperion's management will discuss the company's financial results and provide a general business update during its conference call beginning at 4:30 p.m. ET/1:30 p.m. PT today, Thursday, February 26, 2015.

To access the live teleconference, please dial (877) 847-7188 (U.S.) or (408) 427-3787 (International) and reference the conference ID# 77037416. To access the webcast and replay, please go to the Events & Presentation page on the Investors section of the company's web site at www.hyperiontx.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases. The company's first commercial product, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States. The company also owns worldwide rights to BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, which it markets in the U.S. The compound is also marketed in ex-U.S. geographies through business partners. In addition, the company is developing glycerol phenylbutyrate for the potential treatment of hepatic encephalopathy. For more information, please visit www.hyperiontx.com.

For additional Important Safety Information including Warnings and Precautions, Adverse Events, Drug Interactions, and Special Populations, please see full Prescribing Information (PDF) http://www.ravicti.com/sites/default/files/RAVICTI_Prescribing_Information_Updated.pdf and Medication Guide (PDF) for RAVICTI at http://www.ravicti.com/sites/default/files/RAVICTI_Medication_Guide.pdf and for BUPHENYL at https://www.hyperiontx.com/file.cfm/59/docs/BUPHENYL%20PI-MedGuide%20-%20Feb2014.pdf.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, among others, expectations about 2015 net revenues, 2015 adjusted operating expenses excluding amortization and stock-based compensation, expectations about non-cash amortization expense and stock-based compensation expenses and expectations about expansion into ex-U.S. markets and timing of initiation of Phase 3 clinical trials in HE. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see the "Risk Factors" section of Hyperion's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2014, and in subsequent filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein includes the following non-GAAP financial measures: adjusted net income (loss), adjusted net income (loss) – basic and diluted per share, adjusted operating expense; adjusted cost of sales expense; adjusted R&D expense; and adjusted SG&A expense. A description of the adjusted calculations and reconciliation to the comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)." The company has provided a GAAP reconciliation for its forward-looking non-GAAP financial measures under the caption 2015 Financial Guidance Update. Hyperion management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The items excluded include such items such as non-cash expenses, non-recurring expenses and items that impact comparability to our peers. Hyperion management believes the non-GAAP information is useful for investors by offering investors the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect the Company. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Hyperion Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Product revenue, net	$ 30,806	$ 18,627	$ 113,584	$ 42,204
Total revenues	30,806	18,627	113,584	42,204

Costs and expenses:
Cost of sales	3,828	2,794	13,727	6,740
Research and development	6,442	3,115	20,715	9,984
Selling, general and administrative	12,651	10,101	48,522	35,839
Impairment of goodwill	—	—	30,201	—
Amortization of intangible asset	1,156	1,738	4,626	3,058
Total costs and expenses	24,077	17,748	117,791	55,621
Income (loss) from operations	6,729	879	(4,207)	(13,417)
Interest income	136	5	555	27
Interest expense	(255)	(386)	(1,601)	(1,539)
Gain from settlement of retention option	—	—	—	31,079
Other income (expense) - net	(215)	19	(699)	526
Income (loss) before income taxes	6,395	517	(5,952)	16,676
Income tax (benefit)/expense	(704)	49	303	49
Net income(loss)	$ 7,099	$ 468	$ (6,255)	$ 16,627

Net income (loss) per share:

Basic	$ 0.34	$ 0.02	$ (0.31)	$ 0.86

Diluted	$ 0.32	$ 0.02	$ (0.31)	$ 0.80

Weighted average number of shares used to compute net income (loss) per share of common stock:
Basic	20,725,113	20,114,097	20,470,025	19,415,822

Diluted	21,903,820	21,442,890	20,470,025	20,730,913

Hyperion Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2014	2013 (1)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 102,796	$ 74,232
Short-term investments	34,487	28,045
Accounts receivable, net	14,864	4,419
Inventories, net	4,621	3,513
Prepaid expenses and other current assets	2,632	1,403

Total current assets	159,400	111,612
Long-term investments	9,226	15,780
Property and equipment, net	1,116	936
Intangible asset, net	8,816	13,442
Other non-current assets	1,858	749

Total assets	$ 180,416	$ 142,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 4,669	$ 2,292
Accrued liabilities	25,509	12,187
Deferred revenue	224	—
Notes payable, current portion	—	5,652

Total current liabilities	30,402	20,131
Notes payable, net of current portion	18,124	2,621
Deferred rent	338	81

Total liabilities	48,864	22,833

Stockholders' equity
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	260,225	242,109
Accumulated other comprehensive loss	(50)	(55)
Accumulated deficit	(128,625)	(122,370)

Total stockholders' equity	131,552	119,686

Total liabilities and stockholders' equity	$ 180,416	$ 142,519

(1) Derived from the audited financial statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 7, 2014.

Hyperion Therapeutics, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income (loss):
Net Income (loss) GAAP	$ 7,099	$ 468	$ (6,255)	$ 16,627
Adjustments:
Gain from settlement of retention option (a)	—	—	—	(31,079)
Release of step-up on acquired BUPHENYL inventory (b)	—	637	—	1,610
Employee stock-based compensation (c)	2,054	1,224	7,638	4,321
Impairment of goodwill (d)	—	—	30,201	—
Amortization of intangible asset (e)	1,156	1,738	4,626	3,058
Adjusted Net income (loss)	$ 10,309	$ 4,067	$ 36,210	$ (5,463)

Cost of sales expense:
Cost of sales expense- GAAP	$ 3,828	$ 2,794	$ 13,727	$ 6,740
Adjustments:
Release of step-up on acquired BUPHENYL inventory (b)	—	(637)	—	(1,610)
Employee stock-based compensation (c)	(14)	(19)	(70)	(27)
Adjusted Cost of sales expense	$ 3,814	$ 2,138	$ 13,657	$ 5,103

Operating expense (Research and development expense, Selling, general and administrative expense, amortization of intangible asset expense and impairment of goodwill):
Operating Expense – GAAP	$ 20,249	$ 14,954	$ 104,064	$ 48,881
Adjustments:
Employee stock-based compensation (c)	(2,040)	(1,205)	(7,568)	(4,294)
Impairment of goodwill (d)	—	—	(30,201)	—
Amortization of intangible asset (e)	(1,156)	(1,738)	(4,626)	(3,058)
Adjusted Operating expense	$ 17,053	$ 12,011	$ 61,669	$ 41,529

Research and development expense:
Research and development expense – GAAP	$ 6,442	$ 3,115	$ 20,715	$ 9,984
Adjustments:
Employee stock-based compensation (c)	(432)	(175)	(1,384)	(585)
Adjusted Research and development expense	$ 6,010	$ 2,940	$ 19,331	$ 9,399

Selling, general and administrative expense:
Selling, general and administrative expense – GAAP	$ 12,651	$ 10,101	$ 48,522	$ 35,839
Adjustments:
Employee stock-based compensation (c)	(1,608)	(1,030)	(6,184)	(3,709)
Adjusted Selling, general and administrative expense	$ 11,043	$ 9,071	$ 42,338	$ 32,130

Adjusted Earnings (loss) per share:
Adjusted Net income (loss)	$ 10,309	$ 4,067	$ 36,210	$ (5,463)
Adjusted Weighted average shares
Basic	20,725,113	20,114,097	20,470,025	19,415,822
Diluted	21,903,820	21,442,890	21,730,150	19,415,822

Adjusted net income (loss) per share
Basic	$ 0.50	$ 0.20	$ 1.77	$ (0.28)
Diluted	$ 0.47	$ 0.19	$ 1.67	$ (0.28)

Hyperion is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors' understanding of the company's performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Gain from retention payment: Exclude the one-time gain related to the acquisition of the BUPHENYL product rights.

(b) Release of step-up on acquired BUPHENYL inventory: Exclude the one-time expense related to the release of step-up of acquired BUPHENYL inventory.

(c) Employee stock-based compensation: Exclude the non-cash employee stock-based compensation.

(d) Impairment of goodwill: Exclude the impairment of goodwill related to the acquisition of Andromeda.

(e) Amortization of Intangible asset: Exclude the amortization of intangible asset related to the acquisition of the BUPHENYL product rights.

CONTACT: Myesha Edwards
         Investor Relations and Corporate Communications
         650 745 7829